UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2021

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SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices) (Zip Code)

(847) 956-8000

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

          As previously disclosed, on July 19, 2021, SigmaTron International, Inc. (the “Company”), Remy Pom, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Wagz, Inc. (“Wagz”), Terry B. Anderton, solely in his capacity as Wagz shareholders’ representative (the “Shareholders’ Representative”) and Terry B. Anderton, individually solely for purposes of Section 7.02 (“Anderton”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions therein, Merger Sub will be merged with and into Wagz, resulting in Wagz being the surviving corporation and a wholly-owned subsidiary of the Company (such transaction, the “Merger”). The material terms of the Merger Agreement were summarized in a Form 8-K filed by the Company on July 21, 2021.

          On December 7, 2021, the Company, Merger Sub, Wagz, the Shareholders’ Representative and Anderton entered into a First Amendment to Agreement and Plan of Merger (the “Amendment”), which (1) establishes that out of the 2,443,870 shares of common stock of the Company to be issued in the Merger (the “Merger Shares”), 1,546,592 shares are allocated to Wagz shareholders (excluding the Company) and 897,278 shares are allocated to the Company and treated and retired as treasury stock, and (2) makes other administrative and conforming changes. Of the 897,278 shares allocated to the Company that will be retired as treasury stock, 624,351 shares result from the conversion of 600,000 shares of Wagz common stock owned by the Company and $12 million of the Company’s outstanding Convertible Secured Promissory Notes, and 272,927 shares represent a reduction of shares allocated to Wagz shareholders (excluding the Company). In negotiating the Amendment and reaching a final allocation of the Merger Shares, both the Company and Wagz took into account the financial resources provided to Wagz as well as the projected future financial requirements.

          The Merger Shares to be issued pursuant to the Merger Agreement to the Wagz shareholders have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws.

          The parties to the Merger Agreement expect that the Merger will close by December 31, 2021, subject to the satisfaction of conditions by both parties prior to closing.

          The description of the Amendment provided herein is qualified by reference to the Amendment, which is attached to this Form 8-K as Exhibit 10.2 and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

          On December 10, 2021, the Company issued a press release announcing the Company’s financial results for its fiscal quarter ended October 31, 2021 and announcing the entry into the Amendment described above in Item 1.01 of this Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

          The disclosure set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Agreement and Plan of Merger, dated July 19, 2021, by and among SigmaTron International, Inc., Remy Pom, Inc., Wagz, Inc., and Terry B. Anderton (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2021).*
Exhibit 10.2	First Amendment to Agreement and Plan of Merger, dated December 7, 2021, by and among SigmaTron International, Inc., Remy Pom, Inc., Wagz, Inc., and Terry B. Anderton.*
Exhibit 99.1	SigmaTron International, Inc. press release dated December 10, 2021.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: December 10, 2021	By:	/s/ Gary R. Fairhead
Gary R. Fairhead
Chief Executive Officer